                 SYNERCARD SECURE AUTHORIZED PARTNER AGREEMENT

This AGREEMENT is made the 28th day of May 2002 (the "Effective Date").

BETWEEN

SYNERCARD CORPORATION, a Canada Company, located at 925 Blvd. de la Carriere, Suite 200, Hull, Quebec, J8Y 6W5 Canada.

("Synercard")

and

Snapshot, Inc., a USA Company, located at 907 Rivergate Parkway,

Goodlettsville, TN., 37072, USA.
("SNAPSHOT")

BACKGROUND:

The spirit of this document is to build a strong relationship between Synercard and SNAPSHOT, and to provide users of Synercard's Products with the highest level of quality, maintenance and support.

FOR VALUE, Synercard and SNAPSHOT agree as follows:

1. Definitions

"Agreement" means this Authorized Partner Agreement and its Schedules.

"Asure ID Card Service Bureau" means the Asure ID Server located at a central site, where cards are personalized and issued.

"Confidential Information" of a Party means all data and information relating to the business and management of such Party which is designated as confidential when disclosed to the other Party, or is nonpublic information, provided that
Confidential Information shall not include any data or information which:

(i) is or becomes publicly available through no fault of the other
Party;

(ii) is already possessed by the other Party;

(iii) is independently developed by the other Party;

(iv) is obtained by the other Party from a third party;

(v) is disclosed with the written consent of the Party whose information it is; or

(vi) is disclosed pursuant to court order or other legal compulsion.

"Customer" means End User.

"Authorized Partner" means an entity to whom Synercard sells Software and/or
Hardware for the purpose of reselling those products to an End User.

"End User" means an individual or entity which uses the Product for its own requirements, and which does not provide the Product, or use of the Product, to any third party in any manner for any purpose.

"Hardware" means the Smart Card and Smart Card Reader provided with Asure
ID Express, Asure ID Enterprise and the Asure ID Server Software.

"Lead(s)" means the names of any potential end users of the Products or
Software that are provided by Synercard to SNAPSHOT.

"List Price" means the price at which Synercard offers its Product for sale or license in a retail market.

"Party" means either Synercard or SNAPSHOT and "Parties" means both of them.

"Product" means both the Software and Hardware of Synercard.

"Promotional Use" means for demonstration and marketing purposes by a Party to a prospective  customer,  but not for  resale or  distribution  to an entity not a
Party.

"Software" means any of the Asure ID Connect, Asure ID Express, Asure ID
Enterprise, Asure ID Server and/or Asure ID Server Credits.

"Territory" means the USA.

"Trademarks" means the Synercard Secure, Asure ID, Asure ID Connect, Asure
ID Express, Asure ID Enterprise, Asure ID Server, Asure ID Protect and all
related design marks and logos.

"User Manual" means the end user manuals in hard copy, electronic format or on-
line relating to the Products and provided with the standard shrinkwrap versions of the Products.

2. Grant

Subject to the terms and conditions of the Agreement, Synercard grants to
SNAPSHOT and SNAPSHOT accepts the following non-exclusive, non-transferable rights and obligations within the Territory:

(a) to license the Software and sell the Hardware,

(b) to demonstrate the Software to potential End Users;

(c) to display Synercard's Trademarks in connection with the marketing and distribution of the Products as set forth in this Agreement;

(d) to represent itself as a Synercard Secure Authorized Partner;
(e) to market and distribute the Software;

(1) to support and maintain the Software according to the conditions set forth in this Agreement;

(g) to fulfill orders of reasonable quantity to Customers in a timely fashion following receipt of a valid purchase order, excluding delays caused by tentative purchase orders or credit references.

3. Restrictions on Grant

The license granted pursuant to Article 2 is subject to the following restrictions:

(a) SNAPSHOT shall not copy, adapt, modify, recast, translate, shorten, expand, reverse engineer, decompile or disassemble the Product.

(b) SNAPSHOT must not alter, or assert rights, title or interest in, the
Trademarks of Synercard.

(c) SNAPSHOT shall distribute the Software only in the form provided by
Synercard.

(d) SNAPSHOT shall not sell or use for production Product purchased for
Promotional Use.

(e) To the best of their ability SNAPSHOT must ensure that End Users register their purchase of the Software;

(1) SNAPSHOT must not make or give any representations or warranties on
~ behalf of Synercard as to the quality, merchantability, fitness for a particular use or purpose, or any other features of the Product, except as set out in this Agreement.

(g) SNAPSHOT shall reference the Product and Synercard on its website.

(h) SNAPSHOT shall comply with all laws, rules, regulations and industry standards existing with respect to the Product and the performance by

     SNAPSHOT of its obligations under this Agreement. SNAPSHOT shall not export the Products directly or indirectly outside of the Territory.

4. Commitment, Price and Payment

4.1 Commitment and Price. SNAPSHOT shall purchase US$50,000 in Product at the then applicable discount from Synercard within twelve (12) months of the
Effective Date. Synercard will provide SNAPSHOT with discounted prices applicable to the agreed quantity of the Product purchased per quarter. Minimum quarterly commitments are set out in Schedule C. Should SNAPSHOT not meet its quarterly commitment to Synercard, Synercard shall reserve the right to adjust the discount on future purchases and or terminate this Agreement, whichever
Synercard deems to be appropriate.

4.2 Initial Order. On the Effective Date, SNAPSHOT shall deliver to Synercard an irrevocable purchase order for a minimum ofUS$5,000. Should this initial order exceed $5,000, Synercard will give SNAPSHOT an additional 10% discount on the amount in excess of $5,000.

4.3 Subsequent Orders. All subsequent orders to be shipped from Synercard shall be a minimum ofUS$2500.

4.4 Reseller Discount. The cost to SNAPSHOT for Asure ID Enterprise, Asure ID
Express and Asure ID Server (and for greater certainty this does not include
Asure ID Server Credits Packs) products purchased from Synercard shall be forty-
five percent (45%) off List Price. The cost to SNAPSHOT for all other products including additional Smart Cards and Smart Card Readers (and for greater certainty, this shall mean any cards or readers over and above those included with original software packages) shall be fifteen percent (15%) off List Price.
4.5 US Currency. All amounts are payable in US dollars at Hull, Quebec, Canada, net of any applicable withholding tax.

4.6 Payment. All orders shall be paid with net thirty (30) days of the date stated on the corresponding invoice.

4.7 Prepayment. Synercard shall be entitled to set credit limits for orders, and request prepayment for any orders exceeding such limit. Orders placed by
SNAPSHOT after notice of termination of the Agreement shall also be prepaid.

4.8 Shipment. Products shipped to SNAPSHOT shall be shipped F.O.B. one of
Synercard's shipping locations, and freight and insurance costs are the responsibility of SNAPSHOT. SNAPSHOT will pay any applicable duties, import taxes or other government charges assessed on any shipment.

4.9 Taxes. SNAPSHOT is responsible for all taxes based on amounts payable under this Agreement.

4.10 Interest. SNAPSHOT shall pay Synercard 1% interest per month (12% per annum) compounding annually on overdue accounts. SNAPSHOT shall pay all costs, including reasonable legal fees, incurred by Synercard in collecting overdue amounts. Synercard may also hold further shipments until all arrears have been paid.

5 Ownership

5.1 Exclusive Property of Synercard. The Software is the exclusive property of
Synercard. The Software represents confidential information and trade secrets belonging to Synercard. Synercard is the sole owner of all intellectual and industrial property rights in the Product, including but not limited to patent, copyright, trade secret and trademark. No rights are granted to SNAPSHOT except those set forth in this Agreement.

5.2 Reproduction and Escrow. SNAPSHOT shall not use or reproduce the Product except as permitted by the terms of this Agreement. SNAPSHOT shall not deposit the Product in escrow.

5.3 Trademarks. SNAPSHOT may use the Trademarks only as set out in this
Agreement or with the prior written consent of Synercard.

5.4 Injunctive Relief. SNAPSHOT acknowledges that damages may not be an adequate remedy in the event of breaches under this Article 5, as such breaches may result in irreparable harm. In the event of breach by SNAPSHOT.

SNAPSHOT agrees that Synercard shall be entitled to seek appropriate mandatory or negative injunctive relief against SNAPSHOT.

6 Confidentiality

The Parties agree not to use or to disclose to others any Confidential
Information of the other Party .The Parties shall ensure that only those employees or contractors with a need to know shall have access to any
Confidential Information and that they are contractually bound to retain the confidentiality of the information.

7 Warranties, Liability and Limitations

7.1 Warranties. Synercard warrants that the Software is the property of Synercard and/or its suppliers. Synercard warrants that the Software shall, at the time of delivery to SNAPSHOT, function substantially as described in the User Manual.
Synercard warrants that the Software shall not infringe any valid copyright.

7.2 Liability. Synercard's sole liability under this warranty shall be to modify or correct the Product if it does not conform with the form and functionality described in the User Manual.

7.3 Limitations. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THE PRODUCTS
ARE PROVIDED AND LICENSED " AS IS". THERE ARE NO WARRANTIES, REPRESENTATIONS OR
CONDITIONS, EXPRESS OR IMPLIED, WRITTEN OR ORAL, STATUTORY OR OTHERWISE,
REGARDING THE PRODUCTS OR SERVICES PROVIDED. SYNERCARD DISCLAIMS ANY WARRANTIES
OR CONDITIONS OF MERCHANT ABLE QUALITY, MERCHANTABILITY, AND DURABILITY OR
FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATIONS OF FACT, INCLUDING
STATEMENTS REGARDING PERFORMANCE OF THE PRODUCTS, SHALL BE DEEMED TO BE A
WARRANTY BY SYNERCARD.

THE REMEDIES OF SNAPSHOT SHALL BE LIMITED TO THOSE PROVIDED HERE TO THE
EXCLUSION OF ALL OTHER REMEDIES, INCLUDING, WITHOUT LIMITATION, INCIDENTAL,
SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT OR
OTHER LEGAL THEORY. NO AGREEMENTS VARYING OR EXTENDING THE FOREGOING
WARRANTIES, REMEDIES OR LIMITATIONS WILL BE BINDING ON SYNERCARD UNLESS IN
WRITING AND SIGNED BY A DULY AUTHORIZED OFFICER OF SYNERCARD. SYNERCARD'S TOTAL
LIABILITY FOR DAMAGES OR INDEMNIFICATION UNDER OR RELATED TO THIS AGREEMENT,
WHETHER IN CONTRACT OR IN TORT, SHALL NOT EXCEED THE FEES PAID BY SNAPSHOT
PURSUANT TO THIS AGREEMENT.

8 Indemnity

Synercard agrees to protect and save harmless and defend at its own expense
SNAPSHOT from and against all claims of infringement of patents, trademarks, industrial designs, copyrights or other property issues under the laws of any country affecting the Territory provided that:

(i) SNAPSHOT shall not have done, permitted or suffered to be done I anything which may have been or become an infringement of any rights in Iany patent, trademark or other right;

(ii) SNAPSHOT shall have exercised a reasonable standard of care in protecting the same, failing which, SNAPSHOT shall indemnify

     Synercard against all actions, proceedings, costs, claims and expenses incurred;

     (iii) SNAPSHOT has given Synercard written notice of such claim, action or suit within ten (10) days of one of its responsible officers having become aware of same.

9 Marketing

9.1 Co-Branding. SNAPSHOT may choose to have its company trademark or logo placed beside the trademark of Synercard on the Software. SNAPSHOT may not remove, replace, cover, or alter Synercard's trademark on the Product. The co-
branding fee for use of the Trademarks are set out in Schedule B.

9.2 Promotional Materials. Synercard will provide to SNAPSHOT at no cost non-
production evaluation Software and marketing material for Promotional Use.

9.3 Lead Referrals. All Leads provided to SNAPSHOT by Synercard are given for the sole purpose of promoting and supplying the Leads with Asure ID Connect,
Asure ID Express, Asure ID Enterprise, Asure ID Server or Synercard related products. SNAPSHOT shall not offer or sell products to any Leads that are competitive with the Software or Products.

9.4 Restriction. SNAPSHOT shall not advertise the sale of any Products to End
Users for less than List Price. In addition, SNAPSHOT shall not make any statement that, in Synercard's sole determination, undercut Synercard's distribution advertising and pricing policies, including but not limited to, using statements such as "Call for special pricing" or "We will not be undersold." However, by way of example only, SNAPSHOT may state, "Call for pricing." SNAPSHOT may engage in special sale promotions from time to time, but only where the express written authorization of Synercard has been obtained in advance.

10 Training

10.1 Basic. Synercard will train three (3) staff of SNAPSHOT at Synercard's office. The cost of the training is included in SNAPSHOT's fIrst purchase order.
Alternatively, SNAPSHOT may upgrade to on-site training as outlined in Schedule
A. Synercard and SNAPSHOT shall agree upon the time for the training in advance.
SNAPSHOT shall bear all transportation and living expenses during the training program.

10.2 Additional. Additional and on-site training costs are indicated in Schedule
A. SNAPSHOT shall bear all transportation and living expenses during the training program.

11 Support and Maintenance

11.1 General Restriction. Only SNAPSHOT employees trained and certified by
Synercard may provide support for the Asure ID Protect Maintenance Program.
Until such training and certification, Synercard retains the exclusive right of support for the Asure ID Protect Maintenance Program, regardless of any other rights granted in this Agreement.

11.2 Asure ID Protect Program. SNAPSHOT shall receive 15% off the List Price for the purchase of the Asure ID Protect Maintenance Program.

11.3 Asure ID Protect For Enterprise Site Licenses. The cost to End Users (List
Price) for the Asure ID Protect for Enterprise License Maintenance Program shall be 15% of the total value of their contract. SNAPSHOT shall receive 15% off the
List Price for the purchase of this program.

12 Reports

12.1 Quarterly Forecast. SNAPSHOT shall provide an estimate to Synercard of its expected sales of Software for the following quarter broken down for each product title, including but not limited to Asure ID Connect and Asure ID Server credits ("Forecast"). SNAPSHOT shall provide the Forecast to Synercard by pre-paid post or electronic mail on the fIrst day of each calendar quarter.
12.2 Bugs. SNAPSHOT shall maintain a record of any problems or bugs in the
Product, and shall report to Synercard by telephone or electronic mail as soon as the bug is discovered. The report shall include the name of the Customer experiencing the problem, and the details thereof.

13 Audit

SNAPSHOT shall maintain complete and accurate records relating to its use and distribution of the Product. Synercard shall have the right, no more often than annually, to appoint an independent third party to examine SNAPSHOT's facilities and audit its books and records in order to verify SNAPSHOT's compliance with the terms of this Agreement, after five (5) days written notice to SNAPSHOT.
Alternatively, Synercard may request that the external auditors of SNAPSHOT, as part of the SNAPSHOT's annual audit, audit and report to Synercard on the
SNAPSHOT's compliance with the terms of this Agreement. Any such audit shall be at the expense of Synercard unless the audit reveals a material non-compliance by SNAPSHOT, in which case the audit shall be at the expense of the SNAPSHOT.

14 Term and Termination

14.1 Term. This Agreement shall be in force and effect for a period of one (I)
year from the Effective Date, and this term shall automatically be renewed for successive one year terms, unless either Party provides written notice to the other at least ninety (90) days prior to the end of the then current term, or the Agreement is terminated in accordance with the conditions below.

14.2 Termination. Either party may terminate this Agreement at any time by giving the other party written notice to that effect, effective on the date of receipt of such notice, if:

(i) the other Party by any cause is prevented from performing its obligations under this Agreement for a continuous period of three (3) months or for a total period of six (6) months in any period of twelve (12) months;

(ii) the other party enters into liquidation or a receiver is appointed of all or any part of its assets, or if the other Party becomes bankrupt or insolvent or enters into any arrangement with its creditors, or if the other Party takes or suffers any similar action in consequence of debt or becomes unable to pay its debts as they fall due, or if the other Party presents or has presented to it a petition for its winding up, or if the other Party calls a meeting of its creditors or ceases to carry on business, or if the other Party gives notice of intention to file for bankruptcy;

(iii) the other Party is in breach of any of its payment obligations under this
Agreement and has failed to remedy such breach within thirty (30) days of having received written notice of such breach. 14.3 Effect. If this Agreement is terminated for any reason:

(i)  SNAPSHOT  shall  immediately  cease  using the  Product  and  trademark  of
Synercard, and distributing or promoting the Product;

(ii) SNAPSHOT shall provide  evidence  satisfactory to Synercard that all copies of the Product and all related documentation have been destroyed;

(iii) SNAPSHOT shall refer all inquiries about the Product to Synercard and give
Synercard notice of such; and

(iv) Synercard's support, training and maintenance obligations, if any, shall immediately terminate.

14.4 Survival. Articles 1,3,4,5,6,7, and 13 shall survive termination of this
Agreement. Termination shall be without prejudice to any other right or remedy to which either Party may be entitled in law.

15 Miscellaneous Provisions

15.1 Non-solicitation of Employees. Both Parties agree that while this Agreement remains in effect, and for a period of six (6) months after this Agreement is terminated, neither Party shall directly or indirectly solicit, hire or otherwise retain any employee of the other Party or enter into or attempt to enter into any form of business arrangement with an employee of the other Party, if such employee has had contact with such other Party as a result of the negotiation or performance of this Agreement.

15.2 Relationship of Parties. This Agreement does not create any relationship of agency or partnership and neither Party shall be responsible for the acts or defaults of the other Party or any of the other Party's employees or agents.

15.3 Waiver and Amendment. This Agreement may only be modified by written agreement executed by both parties. No waiver of any part of this Agreement shall be effective unless made in writing. No waiver of any breach of this
Agreement shall constitute a waiver of any subsequent breach of the same or any other provision of this Agreement.

15.4 Entire Agreement. This Agreement constitutes the entire agreement between the Parties and the Parties agree that there are no other representations, warranties, or oral agreements relating to the subject matter of this Agreement.

15.5 Non-assignability. SNAPSHOT may not assign, sublicense, encumber by security interest or otherwise transfer any of the rights granted to it pursuant to this Agreement without the prior written consent of Synercard. An amalgamation, acquisition or merger of SNAPSHOT shall be deemed to result in an assignment of this Agreement. Synercard may assign this Agreement at any time upon notice to this effect to SNAPSHOT provided that the assignee can demonstrate an ability to perform to Synercard's satisfaction. Synercard's consent for the assignment shall not be unreasonably withheld.

15.6 U.S. Government Restricted Rights. Any Product provided to the US
Government may be licensed only on a RESTRICTED RIGHTS basis. The use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraph (c)(I)(ii) of The Rights in Technical Data and Computer Software
clause DFARS 252.227-7013 or subparagraphs (c)(I) and (2) of the Commercial
Computer Software-Restricted Rights at 48 CFI 52.227-19 as applicable. 15.7
Force Majeure. The Parties shall be relieved from their obligations (other than the obligation to pay fees) for the duration of any event which reasonably prevents their performance and which is beyond that Party's reasonable control.
15.8 Illegal or Unenforceable Provisions. If any of the provisions of this
Agreement is held to be illegal or unenforceable, this Agreement shall remain in full force and effect, and such term or provision shall be deemed severed.

15.9 Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon the Parties, their successors and permitted assigns.

15.10 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the province of Quebec, Canada. The Parties attorn to the jurisdiction of the courts of Ontario, Canada or Quebec, Canada or such other courts as Synercard may determine in its sole discretion. The U.N.Convention on the Sale of Goods shall not apply to this Agreement.

15.11 Time. Time shall be of the essence. The Parties have executed this
Agreement by their authorized representatives as of the date written last below.

SNAPSHOT
PER_________________________________
Name: Roger Finchum
Title: President
Date: May 10, 2002

Synercard Corporation

PER_________________________________
Name: Brian McGi11
Title: Director of Finance
Date: May 10,2002

PER_________________________________
Name: Bruce Bianco
Title: President
Date: May 10,2002

                                   SCHEDULE A
             PRODUCT, MAINTENANCE AND TRAINING PRICES (US DOLLARS)

Product                         Description                    Order Number     List Price     Partner Price

                               ASURE ID SOFTWARE

Asure ID Connect                Software & CD Booklet      93-20-110-02     FREE           $ 1.00
Asure ID Express 1              Software, Smart Card           93-20-110-04     $ 825.00     $ 453.75
                                & COM Port Card
                                Reader

Asure ID Express 2              Software, Smart Card 9         3-20-110-05 $      825.00     $ 453.75
                                & USB Card Reader
                                (NOT SUPPORTED
                                UNDER WIN 95 & WIN
                                NT4.0)

Asure ID Enterprise 1           Software (Master               93-20-110-01   $ 1,595.00     $ 877.25
                                Copy), Smart Card &
                                COM Port Card Reader

Asure ID Enterprise 2           Software (Master               93-20-110-03   $ 1,595.00     $ 877 .25
                                Copy) , Smart Card &
                                USB Card Reader
                                (NOT SUPPORTED
                                UNDER WIN 95 & WIN
                                NT4.0)

Asure ID Server 1               Software, Smart Card           93-22-110-11   $ 1,000.00     $ 550.00
                                & COM Port Card
                                Reader

Asure ID Server 2               Software, Smart Card           93-22-110-12   $ 1,000.00     $ 550.00
                                & USB Card Reader
                                (NOT SUPPORTED
                                UNDER WIN 95 & WIN
                                NT4.0)

                         SMART CARDS & CARD READERS

Asure ID Connect Smart Card     Smart Card & COM           93-23-120-01     $ 125.00     $ 106.25
Pack 1                          Port Card Reader

Asure ID Connect Smart Card     Smart Card & USB           93-23-120-04     $ 135.00     $ 114.75
Pack 2                          Card Reader (NOT
                                SUPPORTED UNDER
                                WIN 95 & WIN NT4.0)

Asure ID Express Smart Card     Smart Card For                 93-23-100-02      $ 25.00      $ 21.25
                                Additional Express
                                User

Asure ID Enterprise Smart Card  Smart Card For                 93-23-100-03      $ 25.00      $ 21.25
                                Additional Enterprise
                                User

Asure ID Server Smart Card      Smart Card For                 93-23-100-04      $ 25.00      $ 21.25

                          ASURE ID SERVER CREDIT PACKS

Asure ID Server Credit Pack 1   1,000 Asure ID Server          93-22-101.01   $ 1,050.00   $ 1,050.00
                                Credits

Asure ID Server Credit Pack 2   5,000 Asure ID Server          93-22-101.02   $ 4,400.00   $ 4,400.00
                                Credits

Asure ID Server Credit Pack 3   10,000 Asure ID Server         93-22-101.03   $ 7 ,200.00 $ 7 ,200.00
                                Credits

Asure ID Server Credit Pack 4   25,000 Asure ID Server         93-22-101-04   $15,000.00  $ 15,000.00
                                Credits

Asure ID.Server Credit Pack 5   50,000 Asure ID Server         93-22-101.05   $22,500.00  $ 22,500.00
                                Credits

Asure ID Server Credit Pack 6   100,000 Asure ID               93-22-101.06   $36,000.00  $ 36,000.00
                                Server Credits

                      ASURE ID ANNUAL MAINTENANCE PROGRAMS

Asure ID Protect for Express    Asure ID Express               93-20-000-02     $ 240.00     $ 204.00
                                Customer Care
                                Pro ram

Asure ID Protect for Enterprise Asure ID Enterprise            93-20-000-03     $ 360.00     $ 306.00
                                Customer Care
                                Pro ram

Asure ID Protect for Server     Asure ID Server                93-22-000-03     $ 520.00     $ 442.00
                                Customer Care
                                Program (FOR CARD
                                BUREAUS ONLY)

For Corporate Wide Maintenance Programs Please Contact Synercard (See Section
11.3 of the Synercard Authorized Partner Agreement).

                       ASURE ID ENTERPRISE SITE LICENSES

   Package includes on smart card and one smart card reader for each Asure ID
   Enterprise Site License. Asure ID Enterprise Site Licenses cannot be sold without the purchase of a Master Asure ID Enterprise License. Product
               Description Order Number List Price Partner Price

Asure ID Enterprise Site License 1       1 through 5           93-30-110-01     $ 595.00     $ 327.25
Smart Card & COM Port Card Reader

Asure ID Enterprise Site License 1-8     1 through 5           93-30-110-04     $ 595.00     $ 327.25
(Smart Card & US8 Card Reader -NOT
SUPPORTED UNDER WIN 95 & WIN NT4.0

Asure ID Enterprise Site License 2       6 through 20          93-30-110.02     $ 545.00     $ 299.75
Smart Card & COM Port Card Reader

Asure ID Enterprise Site License 2-8     6 through 20          93-30-110-05     $ 545.00     $ 299.75
(Smart Card & US8 Card Reader -NOT
SUPPORTED UNDER WIN 95 & WIN NT4.0)

Asure ID Enterprise Site License 3       21 and above          93-30-110-03     $ 495.00     $ 272.25
Smart Card & COM Port Card Reader

Asure ID Enterprise Site License 3-8     21 and above          93-30-110-06     $ 495.00     $ 272.25
(Smart Card & US8 Card Reader -NOT
SUPPORTED UNDER WIN 95 & WIN NT4.0)

                           ASURE ID TRAINING PROGRAMS

Program                                                        Order Number              Partner Price

Upgrade to On-Site Initial Training (price                     93-40-000-01                  $300.00
per three (3) trainees) (out-of-pocket
expenses additional)

Training at Synercard's facilities (price                      93-40-000-02                  $300.00
per three (3) trainees)

On Site Training (price per three (3)                          93-40-000-03                   $600.00
rainees) (out-of-pocket expenses
additionall

Prices are subject to change without notice. Please confirm prices with
Synercard before ordering.

                                   SCHEDULE B
                           OPTIONAL CO-BRANDING FEES

Co-branding fees are $10,000 payable thirty (30) days after the Effective Date of this Agreement. SNAPSHOT shall be responsible for all costs associated with the design and printing of the product packaging, CDs, manuals, etc. All design and printing must be done through an authorized supplier of Synercard
Corporation.

The co-branding maintenance fee is $5,000 annually, payable on the fIrSt day of the anniversary date of this Agreement.

In order to exercise this co-branding option, a written notice on SNAPSHOT's corporate letterhead must be received by Synercard.

                                   SCHEDULE C
                         MINIMUM QUARTERLY COMMITMENTS

1st Quarter = $
2nd Quarter = $
3rd Quarter = $
4th Quarter = $

The above minimum quarterly commitments are guaranteed by SNAPSHOT on the basis that Synercard will not reduce its product prices below that indicated in
SCHEDULE A.

Synercard Secure Authorized Partner Agreement
                                         _______________________________________
                                         Partner's Initials Synercard's Initials